AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to Secured Convertible Promissory Note (this "Amendment ") is entered into as of January 22, 2016 (the "Effective Date"), by and between TYPENEX Co INVESTMENT, LLC, a Utah limited liability company ("Lender"), and AVALANCHE INTERNATIONAL, CORP., a Nevada corporation ("Borrower"). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.                 Borrower previously issued to Lender a Secured Convertible Promissory Note dated May 29, 2015 in the original principal amount of $252,500.00 (the "Note," and together with all other documents entered into in conjunction therewith, the "Transaction Documents").

B.	Borrower has requested to amend the Note as set forth herein.

C.                 Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to make such amendments to the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                  Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.                  Limitations on Conversions. From and after the Effective Date of this Amendment, and for a period of ninety (90) days thereafter (the "Conversion Limitation Period"), Lender agrees that the aggregate Conversion Amount of all Lender Conversions made by Lender during (a) the first thirty (30) days of the Conversion Limitation Period, (b) the second thirty (30) days of the Conversion Limitation Period, and (c) the third thirty (30) days of the Conversion Limitation Period (each such thirty (30) day period, a "Conversion Limitation Month") (and, for the avoidance of doubt, Lender may submit any number of Lender Conversion Notices during any Conversion Limitation Month so long as the aggregate Conversion Amount in all such Lender Conversion Notices submitted during such Conversion Limitation Month does not exceed the applicable Maximum Monthly Conversion Amount (as defined hereafter)), determined based on the date(s) any Lender Conversion Notices are delivered to Borrower, will not exceed an amount equal to ten percent (10%) of the Conversion Eligible Outstanding Balance of the Note as of the date of this Amendment (the "Maximum Monthly Conversion Amount"); provided, however, that if the aggregate Conversion Amount for all Lender Conversion Notices submitted by Lender in a Conversion Limitation Month is less than the Maximum Monthly Conversion Amount for the applicable Conversion Limitation Month, then in the following Conversion Limitation Month or Conversion Limitation Months the Maximum Monthly Conversion Amount shall increase by an amount equal to the difference between the Maximum Monthly Conversion Amount for the Conversion Limitation Month in which Lender's aggregate Conversion Amounts were less than the Maximum Monthly Conversion Amount and the aggregate of Lender's Conversion Amounts submitted for

Conversion during such Conversion Limitation Month. For illustration purposes only, if the Maximum Monthly Conversion Amount were $25,000.00 for a given Conversion Limitation Month and the aggregate of all Conversion Amounts submitted by Lender during such Conversion Limitation Month were $20,000.00, then the Maximum Monthly Conversion Amount for the next Conversion Limitation Month would increase to $30,000.00. Notwithstanding the foregoing, Lender's obligations set forth in this Section 2 shall immediately and automatically terminate upon the earlier of (x) the conclusion of the Conversion Limitation Period, (y) the occurrence of an Event of Default under the Note or Borrower's breach of this Amendment or the Transaction Documents at any time after the Effective Date of this Amendment, or (z) Borrower's failure to comply with its covenants set forth in Section 4 below.

3.                  Prepayment. Notwithstanding anything to the contrary in the Note, Borrower and Lender acknowledge and agree that Borrower may at any time on or after the Effective Date for so long as the Note remains outstanding prepay the Outstanding Balance of the Note in accordance with the provisions set forth in Section 1 of the Note.

4.                  Filing Obligations. Borrower covenants and agrees that on or before January 27, 2016, it shall have filed all reports required to be filed with the United States Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and shall have ensured that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the Securities Act of 1933, as amended, is publicly available.

5.                  Affirmation of Conversion Eligible Outstanding Balance. The Conversion Eligible Outstanding Balance of the Note as of the Effective Date of this Amendment is hereby deemed and affirmed to be equal to $125,000.00. For the avoidance of doubt, the foregoing Conversion Eligible Outstanding Balance includes application of the Default Effect with respect to two (2) Major Defaults. Accordingly, Borrower and Lender further acknowledge and confirm that Lender may still apply the Default Effect with respect to one (1) Major Default and three (3) Minor Defaults following the Effective Date.

6.                  Conditionality of Amendment. Borrower understands and agrees that the limitation on Lender Conversions set forth in Section 2 above and all other amendments to the Note set forth in this Amendment are conditioned on and subject to Borrower's compliance with its covenant set forth in Section 4 above as well as Borrower's continued compliance with the terms of the Note and the other Transaction Documents. Borrower further understands and agrees that such amendment shall immediately and automatically terminate (and be deemed to be void ab initio for all purposes) and all of the original terms of the Note shall be immediately restored as if the Note was never amended by this Amendment if Borrower fails to file all required reports on or before January 27, 2016, as set forth in more detail in Section 4 above, or upon the occurrence of any Event of Default under the Note or any other Transaction Document after the date hereof. Notwithstanding the foregoing, the affirmation of the Conversion Eligible Outstanding Balance set forth in Section 5 above shall survive any termination of this Amendment.

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7.                  Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)               Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b)               There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)                Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)               Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)                Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

8.                  Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with any amendment to the Note granted herein.

9.                  Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

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10.              No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

11.               Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Amendment (or such party's signature page thereof) will be deemed to be an executed original thereof.

12.              Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER: AVALANCHE INTERNATIONAL, CORP. By: /s/ Phillip Mansour Name: Phillip Mansour Title: CEO
LENDER: TYPENEX CO-INVESTMENT, LLC By: Red Cliffs Investments, Inc., its Manager By: /s/ John M. Fife John M. Fife, President

[Signature Page to Amendment to Secured Convertible Promissory Note]

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